Exhibit 5.1

150 SO. CHAMPLAIN ST.│ P.O. BOX 1489 │BURLINGTON, VT 05402-1489

August 13, 2015

Board of Directors

Merchants Bancshares, Inc.

275 Kennedy Drive

South Burlington, VT  05403

Re:

Issuance of Securities Registered under Registration Statement on Form S-4

(Reg. No. 333-206021)

Ladies and Gentlemen:

We have acted as counsel to Merchants Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended on or about the date of this opinion letter, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, relating to the registration of (i) 517,225 shares of the common stock, $0.01 par value per share of the Company (“Common Stock”) issuable on completion of the Merger (as hereinafter defined) and (ii) 152,085 shares of Merchants Common Stock issuable upon the exercise of replacement warrants (“Replacement Warrants”) to be issued by the Company in the Merger (collectively, the “Shares”).  For purposes of this opinion letter, the term “Merger” means the proposed merger of NUVO Bank & Trust Company, a Massachusetts bank (“NUVO”), with and into the Company’s wholly-owned subsidiary, Merchants Bank, a Vermont bank, pursuant to the Agreement and Plan of Merger dated as of April 27, 2015 between the Company and NUVO (the “Agreement and Plan of Merger”) and a related Bank Merger Agreement dated as of July 2, 2015 between Merchants Bank and NUVO and joined in for certain limited purposes by the Company (together with the Agreement and Plan of Merger, the “Merger Agreement”), as described in the proxy statement/prospectus, which constitutes a part of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Merger Agreement; (ii) the Registration Statement and all exhibits thereto; (iii) the Certificate of Incorporation of the Company, as amended; (iv) the Amended and Restated Bylaws of the Company; (v) resolutions adopted by the Board of Directors of the Company relating to the authorizations for the execution and delivery of the Merger Agreement, the preparation and filing of the Registration Statement, the issuance and sale of the Shares and other related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Merger Agreement and other records, documents, instruments and certificates we have reviewed; and (v) all Shares will be issued in the manner stated in the Merger Agreement and the Registration Statement and the related proxy statement/prospectus. As to any facts material to the opinions expressed herein, we have relied upon statements, representations and certifications of officers of the Company.

Board of Directors

August 13, 2015

Merchants Bancshares, Inc.

Based upon the foregoing, and subject to the limitations, assumptions and qualifications set forth in this letter, and assuming that the Registration Statement has been declared effective by the Commission, it is our opinion that the Shares issued upon completion of the Merger and the Shares issued upon exercise of Replacement Warrants, in each case as contemplated in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

Our opinion is limited to matters under the Delaware General Corporation Law, and we are not expressing any opinion as to any other laws.

Our opinions are rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent (i) to be named in the Registration Statement and in the proxy statement/prospectus contained therein under the heading “Legal Matters” as attorneys who passed upon the validity of the Shares and (ii) to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Primmer Piper Eggleston & Cramer PC

Primmer Piper Eggleston & Cramer PC